Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports Third Quarter Earnings per Share of $0.45, Year-over-year Growth in Closings and Net Income of $54 million

SCOTTSDALE, Ariz., Nov. 1, 2017 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported third quarter total revenue of $908 million, net income of $54 million and diluted earnings per share of $0.45.

Third Quarter 2017 Highlights:

•	Home closings were 1,842, a 6% increase from the prior year quarter

•	Total revenue was $908 million, a 6% increase from the prior year quarter

•	GAAP home closings gross margin, inclusive of capitalized interest, was 18.6%

•	Net income for the quarter was $54 million with diluted earnings per share of $0.45

•	Backlog units at the end of the quarter were 4,359 with a sales value of $2.1 billion, a 13% increase from the prior year quarter

“The third quarter presented unique challenges with Hurricanes Harvey and Irma,” said Sheryl Palmer, Chairman and CEO of Taylor Morrison. “Despite the storms, I’m pleased with our organization’s resilience and collective efforts to close another quarter of sequential growth in key operating metrics, and am happy to share that our annual closings guidance remains within our stated range.”

“Through the end of September, we’ve sold 6,562 homes, a 13 percent increase compared to the same period last year, and our sales pace year-to-date is 2.5, almost a 20 percent increase compared to the same period in 2016,” added Palmer. “That represents our highest sales growth rate over three quarters since 2013.”

As a result of the hurricanes, approximately 40 percent of the Company’s communities were closed for a minimum of 5-7 days and experienced three to four weeks of delays in deliveries and production.

“The impact from the hurricanes reduced our number of closings in the third quarter by about 130, equating to roughly four cents of EPS,” said Dave Cone, Executive Vice President and Chief Financial Officer. “However, this won’t be a permanent shift in our production schedule as we plan to absorb these closings into our business in the next couple of quarters.”

“Home closings gross margin, inclusive of capitalized interest, was 18.6 percent, and grew sequentially versus the second quarter,” added Cone. “We estimate a loss of 10 basis points of margin from the delayed closings, but continue to believe the full-year home closings margin will be accretive year-over-year.”

“Our industry is faced with all kinds of uncontrollable events and disruption from economic and housing market fluctuations, mortgage regulatory changes, and natural disasters,” said Palmer. “Taylor Morrison’s ability to be nimble and responsive to absorb these occurrences while continuing to deliver on our commitments to our customers, employees and shareholders, is what we believe sets us apart from the pack.”

The Company ended the quarter with $265 million in cash and a net homebuilding debt to capitalization ratio of 33.1 percent.

Land sales for the third quarter were about $4 million, a decrease of $23 million from the third quarter 2016. The company sold certain long-term strategic assets in 2016 as the tax holding period expired allowing for favorable monetization.

Homebuilding inventories were $3.2 billion at the end of the quarter, including 5,282 homes in inventory, compared to 4,747 homes in inventory at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 3,537 sold units, 401 model homes and 1,344 inventory units, of which 249 were finished. The Company owned or controlled approximately 40,000 lots at September 30, 2017, representing 5.1 years of supply and is focused on securing land for 2019 and beyond.

Quarterly Financial Comparison

($ thousands)
	Q3 2017	Q3 2016	Q3 2017 vs. Q3 2016
Total Revenue	$908,027	$853,417	6.4%
Home Closings Revenue	$886,249	$812,185	9.1%
Home Closings Gross Margin	$164,612	$153,678	7.1%
	18.6%	18.9%	30 bps decrease
SG&A	$94,850	$88,221	7.5%
% of Home Closings Revenue	10.7%	10.9%	20 bps leverage

Full Year 2017 Business Outlook

Full Year 2017:

•	Average active community count is expected to be about 300

•	Monthly absorption pace is expected to be at least 2.3 per outlet on average

•	Home closings remains unchanged but on the lower end of the range at 7,850

•	GAAP home closings gross margin, inclusive of capitalized interest, is expected to be accretive to 2016 and be in the mid 18% range

•	SG&A as a percentage of homebuilding revenue is expected to leverage year-over-year and be in the low-to-mid 10% range

•	Income from unconsolidated joint ventures is expected to be about $10 million

•	Land and development spend is expected to be approximately $1 billion

•	Effective tax rate expected to be between 34% and 35%

Operating Division Realignment Within Our Segments

As of March 31, 2017 we realigned our homebuilding operating divisions within our existing segments based on geographic location and management’s long-term strategic plans. As a result, historical periods in the segment information have been reclassified to align to these changes.

Earnings Webcast

A public webcast to discuss the third quarter 2017 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the conference ID is 96826434. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer that has been recognized as the 2016 and 2017 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; shortages in, disruptions of and cost of labor; competition in our industry; any increase in unemployment or underemployment; increases in interest rates, taxes or government fees; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC). We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Home closings revenue, net	$886,249	$812,185	$2,526,830	$2,271,154
Land closings revenue	4,299	27,418	11,419	44,957
Mortgage operations revenue	17,479	13,814	47,362	36,951

Total revenues	908,027	853,417	2,585,611	2,353,062
Cost of home closings	721,637	658,507	2,062,437	1,852,724
Cost of land closings	3,002	8,179	7,869	20,497
Mortgage operations expenses	12,070	7,877	30,874	22,594

Total cost of revenues	736,709	674,563	2,101,180	1,895,815
Gross margin	171,318	178,854	484,431	457,247
Sales, commissions and other marketing costs	61,476	58,277	178,609	165,300
General and administrative expenses	33,374	29,944	100,396	91,078
Equity in income of unconsolidated entities	(2,787)	(1,646)	(6,943)	(4,734)
Interest income, net	(135)	(47)	(314)	(149)
Other expense, net	415	1,935	828	8,602

Income before income taxes	78,975	90,391	211,855	197,150
Income tax provision	24,282	31,707	65,631	66,698

Net income before allocation to non-controlling interests	54,693	58,684	146,224	130,452
Net income attributable to non-controlling interests - joint ventures	(427)	(376)	(625)	(856)

Net income before non-controlling interests - Principal Equityholders	54,266	58,308	145,599	129,596

Net income attributable to non-controlling interests - Principal Equityholders	(21,390)	(43,471)	(76,810)	(96,261)

Net income available to Taylor Morrison Home Corporation	$32,876	$14,837	$68,789	$33,335

Earnings per common share
Basic	$0.45	$0.49	$1.21	$1.07
Diluted	$0.45	$0.49	$1.21	$1.07
Weighted average number of shares of common stock:
Basic	72,471	30,427	56,791	31,300
Diluted	121,183	120,103	120,991	120,870

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$264,862	$300,179
Restricted cash	1,315	1,633

Total cash, cash equivalents, and restricted cash	266,177	301,812
Owned inventory	3,240,664	3,010,967
Real estate not owned under option agreements	3,107	6,252

Total real estate inventory	3,243,771	3,017,219
Land deposits	50,879	37,233
Mortgage loans held for sale	107,665	233,184
Hedging assets	2,037	2,291
Prepaid expenses and other assets, net	72,546	73,425
Other receivables, net	98,948	115,246
Investments in unconsolidated entities	184,817	157,909
Deferred tax assets, net	215,666	206,634
Property and equipment, net	6,229	6,586
Intangible assets, net	2,395	3,189
Goodwill	66,198	66,198

Total assets	$4,317,328	$4,220,926

Liabilities
Accounts payable	$146,263	$136,636
Accrued expenses and other liabilities	190,384	209,202
Income taxes payable	15,019	10,528
Customer deposits	185,604	111,573
Senior notes, net	1,239,211	1,237,484
Loans payable and other borrowings	161,798	150,485
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	61,292	198,564
Liabilities attributable to real estate not owned under option agreements	3,107	6,252

Total liabilities	$2,002,678	$2,060,724

Stockholders’ Equity
Total stockholders’ equity	2,314,650	2,160,202

Total liabilities and stockholders’ equity	$4,317,328	$4,220,926

Homes Closed:	Three Months Ended September 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	776	$311,526	677	$273,928
Central	531	253,556	548	263,852
West	535	321,167	512	274,405

Total	1,842	$886,249	1,737	$812,185

Net Sales Orders:	Three Months Ended September 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	777	$302,795	795	$302,363
Central	521	247,084	550	261,971
West	463	300,815	605	354,281

Total	1,761	$850,694	1,950	$918,615

Homes Closed:	Nine Months Ended September 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,238	$891,740	1,874	$722,814
Central	1,512	723,758	1,566	748,712
West	1,585	911,332	1,504	799,628

Total	5,335	$2,526,830	4,944	$2,271,154

Net Sales Orders:	Nine Months Ended September 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,923	$1,132,839	2,388	$919,861
Central	1,826	864,797	1,599	753,454
West	1,813	1,088,661	1,816	1,012,717

Total	6,562	$3,086,297	5,803	$2,686,032

Sales Order Backlog:	As of September 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,905	$774,001	1,478	$608,840
Central	1,272	653,415	1,202	612,840
West	1,182	697,790	1,175	650,197

Total	4,359	$2,125,206	3,855	$1,871,877

Average Active Selling Communities:	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
East	130	132	127	131
Central	118	116	118	118
West	45	61	51	63

Total	293	309	296	312

Average Selling Price of Homes Closed:	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2017	2016	2017	2016
East	$401	$405	$398	$386
Central	478	481	479	478
West	600	536	575	532

Total	$481	$468	$474	$459

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our net income before allocation to non-controlling interests and EBITDA and adjusted EBITDA, and a reconciliation of our net homebuilding debt to total capitalization ratio. Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Net homebuilding debt to capitalization, which we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity), is a non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis as well as the performance of our regions. We use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted EBITDA provides useful information to investors regarding our results of operations because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items. We use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry and believe it is also relevant and useful to investors for that reason.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance or liquidity. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income, adjusted EBITDA and total debt to capitalization and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted EBITDA Reconciliation

	Three Months Ended September 30,
(Dollars in thousands)	2017	2016
Net income before allocation to non-controlling interests	$54,693	$58,684
Interest income, net	(135)	(47)
Amortization of capitalized interest	21,789	21,502
Income tax provision	24,282	31,707
Depreciation and amortization	896	1,026

EBITDA	$101,525	$112,821
Non-cash compensation expense	3,377	3,042

Adjusted EBITDA	$104,902	$115,914

Net Homebuilding Debt to Total Capitalization Ratio Reconciliation

(Dollars in thousands)	As of September 30, 2017
Total debt	$1,462,301
Unamortized debt issuance costs	10,789
Less mortgage warehouse borrowings	61,292

Total homebuilding debt	$1,411,798
Less unrestricted cash and cash equivalents	264,862

Net homebuilding debt	$1,146,936
Total equity	2,314,650

Total capitalization	$3,461,586

Net homebuilding debt to total capitalization ratio	33.1%